EXHIBIT 99.1

FOR RELEASE MARCH 14, 2011

SOURCE: Uni-Pixel, Inc.

UniPixel to Present at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference on March 16, 2011

THE WOODLANDS, Texas — March 14, 2011 — UniPixel, Inc. (NASDAQ: UNXL), a provider of Clearly Superior™ Performance Engineered Films to the touch screen, flexible electronics, lighting and display markets, has been invited to present at the ROTH Capital Partners 23rd Annual OC Growth Stock Conference to be held at The Ritz Carlton in Dana Point, California on March 13-16, 2011.

UniPixel’s senior vice president and chief technology officer, Dr. Robert Petcavich, is scheduled to present on Wednesday, March 16 at 1:30 p.m. Pacific time, with one-on-one meetings held throughout the day. He will discuss company’s progress on a number of products based on its performance engineered film technology, including the initial sales of its FingerPrint Resistant films under the Clearly Superior UniPixel brand.

Dr. Petcavich will also discuss the company’s patented UniBoss™ production process, which enables the industrial-size fabrication of flexible films embedded with electronics, including the highly efficient manufacturing of transparent touch screens used for computer displays and mobile devices. Compared to traditional screens based on Indium Tin Oxide, the patented UniBoss process produces copper-effused touch screens that offer greater transparency, sensitivity and flexibility, along with 75% lower power consumption and substantially lower material and production costs. In addition, Dr. Petcavich will also discuss the company’s fashion films and our free space communication project.

In 2010, PatentVest ranked UniPixel’s intellectual property (IP) in the 90th percentile among more than 4,000 public companies, and Frost & Sullivan recognized the company’s IP with its 2010 North American Technology Innovation Award.

The presentation will be broadcast simultaneously and available for replay via the Investor Relations section of the company’s website at www.unipixel.com or go to http://www.wsw.com/webcast/roth24/unxl/.

This three-day event will feature 1,000+ buy-side investors and 400+ company presentations across seven designated tracks from a diverse selection of both domestic and international companies engaged in eight growth sectors, including industrials, technology services, energy, healthcare, software, media, consumer, and retail.

For more information about the conference or to schedule a one-on-one meeting with UniPixel management, please contact your ROTH representative at 1-800-933-6830 or email conference@roth.com.

About ROTH Capital
ROTH Capital Partners, LLC is a relationship-driven investment bank focused on identifying opportunities for institutional investors in U.S.-listed equity securities of companies based in the U.S. and China. Headquartered in Newport Beach, CA, with offices throughout the U.S., Hong Kong and a Shanghai Representative Office, the employee-owned firm provides analytical research, trading, capital raising, and business combination advisory services. ROTH seeks to implement innovative financing strategies to efficiently meet the liquidity and valuation requirements of both its corporate and institutional investor clients. For more information, go to www.roth.com.

About UniPixel, Inc.
Headquartered in The Woodlands, Texas, UniPixel delivers Clearly Superior™ Performance Engineered Films to the Lighting & Display, Solar and Flexible Electronics markets. UniPixel's high-volume roll-to-roll or continuous flow manufacturing process offers high-fidelity replication of advanced micro-optic structures and surface characteristics over large areas, combined with a thin film conductive element. The company offers its films as sub-components for use in LCD, FSC – LCD and its Time Multiplexed Optical Shutter (TMOS) display technology as a back light film and active film sub-component. The company is shipping its Clearly Superior™ Finger Print Resistant protective cover films for multiple touch enabled devices. UniPixel sells its films under the Clearly Superior™ brand, as well as private label and OEM. For further information visit www.unipixel.com.

Company Contact:
Jeffrey Tomz, CFO
UniPixel, Inc.
Tel 281-825-4500

Investor Relations Contact:
Liolios Group
Scott Liolios or Ron Both
Tel 949-574-3860
info@liolios.com